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                                                                      EXHIBIT 99




                                  CERTIFICATION
                       PURSUANT TO 18 U.S.C. SECTION 1350
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

         Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned, in their capacities as trustees of the Glimcher Realty Trust Retirement Savings Plan, do hereby certify with respect to the Annual Report of the Glimcher Realty Trust Retirement Savings Plan (the "Plan") on Form 11-K for the year ended December 31, 2002 (the "11-K Report") that:

(1) the 11-K Report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the 11-K Report fairly presents, in all material respects, the net assets available for benefits, and changes in net assets available for benefits, of the Plan.

         The undersigned have executed this Certification effective as of June 26, 2003.


/s/ Michael P. Glimcher                              /s/ William G. Cornley
---------------------------                          ---------------------------
Co-Trustee, Glimcher                                 Co-Trustee, Glimcher
Realty Trust Savings Plan                            Realty Trust Savings Plan


/s/ Melinda A. Janik
---------------------------
Co-Trustee, Glimcher
Realty Trust Savings Plan


A signed original of this written statement has been provided to Glimcher Realty Trust and will be retained by Glimcher Realty Trust and furnished to the Securities and Exchange Commission or its staff upon request.